Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-289341) of Paramount Skydance Corporation of our report dated February 25, 2026, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in composition of reportable segments discussed in Note 1, as to which the date is May 13, 2026, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Paramount Skydance Corporation, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 13, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-289341) of Paramount Skydance Corporation of our report dated February 25, 2026 relating to the financial statements and financial statement schedule of Paramount Global, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 13, 2026